UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 25, 2010

GHN Agrispan Holding Company
(Exact name of registrant as specified in its charter)

Nevada	333-162471	88- 0142286
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

402 M, No. 16 Xinfeng 3rd Road, Xiamen City, PRC
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	86-136-6600-1113

Former name or former address, if changed since last report:	Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Information.

Entry Into Catering Service Agreement

On August 25, 2010, our operating subsidiary, Ningbo Yiji Supply Chain Management Co., Ltd., or Ningbo, executed a Catering Service Agreement with Kunshan Runhua Commercial Co., Ltd., Ningbo Beilun Branch, or RT Mart, to provide meals to RT Mart employees.  The RT Mart Catering Service Agreement sets forth the general terms and conditions under which the meals will be catered.  The RT Mart Catering Service Agreement expires August 24, 2011, but may be earlier terminated in the event of breach.  The parties may terminate or modify the RT Mart Catering Service Agreement upon mutual consent provided that one month prior written notice is given.  If either party terminates this agreement prior to the expiration of its term without reasonable cause, the terminating party shall pay to the other an amount equal to RMB5,000 as liquidated damages.  Ningbo has the right to renew this Agreement under the same terms and conditions.

The foregoing is not a complete summary of the terms of the Catering Service Agreement with RT Mart described in this Item 8.01 and reference is made to the complete text of the Catering Service Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

10.1	Catering Service Agreement dated August 25, 2010, by and between Ningbo Yiji Supply Chain Management Co., Ltd. and Kunshan Runhua Commercial Co., Ltd., Ningbo Beilun Branch

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GHN AGRISPAN HOLDING COMPANY
Dated: October 20, 2010

	By:	/s/ Yi Zhen Xu
Yi Zhen Xu
Chairman and Executive Director, Chief Executive Officer and Principal Executive Officer